EXHIBIT 31.2

                                  CERTIFICATION

I, Samuel L. Molinaro Jr., certify that:

      1. I have reviewed this Annual Report on Form 10-K/A of The Bear Stearns Companies Inc.; and

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 31, 2008

/s/ Samuel L. Molinaro Jr.
Samuel L. Molinaro Jr.
Executive Vice President,
Chief Financial Officer and Chief Operating Officer